EXHIBIT 99.1

ABSTRACTING COMPANY OF YORK COUNTY

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS ON MARCH             , 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

ABSTRACTING COMPANY OF YORK COUNTY

The undersigned hereby appoints Christopher M. Vedder and G. Steven McKonley, proxies, each with power to act without the others and with power of substitution, and hereby authorizes them to represent and vote, as designated below, all the shares of stock of Abstracting Company of York County (“ABCO”) standing in the name of the undersigned with all powers which the undersigned would possess if present at the Special Meeting of Shareholders of ABCO to be held on March             , 2003 at the offices of ABCO, 37-39 North Queen Street, York, Pennsylvania, and at any adjournments or postponements thereof.

This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL:

1.	Proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of December 17, 2002, by and between Community Banks, Inc. and ABCO, as amended, the merger of ABCO into The Sentinel Agency, LLC as contemplated therein and the other transactions contemplated by the Agreement and Plan of Reorganization, as amended.

FOR	AGAINST	ABSTAIN

2.	In his discretion, the proxy holder is authorized to vote upon such other business as may come before the Special Meeting and any adjournments or postponements thereof.

Signature of Shareholder

Date:
Signature of Shareholder

NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEARS ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER AND AFFIX CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.